As filed with the Securities and Exchange Commission on May 22, 1995
			      File No. 33-58761

			       UNITED STATES
		    SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549
			  ______________________

		     Pre-Effective Amendment No.1 to
				Form S-3
			  REGISTRATION STATEMENT
				 Under
			THE SECURITIES ACT OF 1933
			  ______________________

			    MENTOR CORPORATION

       Minnesota                                           41-0950791
 (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)
			   5425 Hollister Avenue
		      Santa Barbara, California 93111
			      (805) 681-6000
	(Address, including zip code, and telephone number, including
	   area code, of Registrant's principal executive offices)
			  ________________________

	      Gary Mistlin, Vice President of Finance/Treasurer
			    Mentor Corporation
			   5425 Hollister Avenue
		      Santa Barbara, California 93111
			     (805) 681-6000
	(Name, address, including zip code, and telephone number,
		   including area code, of agent for service)
		  Please send copies of all correspondence to:

			  Bertram R. Zweig, Esq.
			     Graham & James
		    801 S. Figueroa Street, 14th Floor
		      Los Angeles, California 90017
			    (213) 624-2500
			  ___________________
	Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
			  ___________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ( ).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (x).
			  ___________________
The Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

			This is Page 1 of 20 pages.
		  The Exhibit Index appears on Page 15